EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Electro Scientific Industries, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 33-58292, 33-65477, 333-35927, 333-84552 and 333-88727) on Form S-3 and registration statements (Nos. 2-91731, 33-2623, 33-2624, 33-34098, 33-37148, 33-46970, 33-70584, 33-63705, 333-16485, 333-16487, 333-29513, 333-35917, 333-46443, 333-55060, 333-67356 and 333-88411) on Form S-8 of Electro Scientific Industries, Inc. (the Company) of our report dated July 26, 2005, with respect to the consolidated balance sheets of Electro Scientific Industries, Inc. and subsidiaries as of May 28, 2005 and May 29, 2004, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the three-year period ended May 28, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of May 28, 2005 and the effectiveness of internal control over financial reporting as of May 28, 2005, which reports appear in the May 28, 2005 annual report on Form 10-K of Electro Scientific Industries, Inc.

/s/ KPMG LLP
Portland, Oregon
July 26, 2005